CORINDUS VASCULAR ROBOTICS, INC. 8-K

Exhibit 10.1

EXECUTION COPY

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 7, 2019, is entered into by and between Siemens Medical Solutions USA, Inc., a Delaware corporation (“Parent”), and the undersigned entities listed on the signature pages hereto (each such entity, “Stockholder”) of Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”). Parent and each Stockholder are referred to individually as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, and Corpus Merger, Inc., a Delaware corporation and a direct or indirect wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving entity and a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder Beneficially Owns (as defined below) and owns of record the number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) set forth opposite such Stockholder’s name on Schedule I hereto (the “Existing Securities”); and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.            Definitions.

1.1.         Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

1.1.1.       “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(d)(1)(i)); provided, that Parent shall not be deemed to be the Beneficial Owner of the Covered Company Securities by virtue of this Agreement. The terms “Beneficially Own,” “Beneficially Owned,” and “Beneficial Ownership” shall have a correlative meaning.

1.1.2.       “Covered Company Securities” means, with respect to each Stockholder, (a) such Stockholder’s Existing Securities and (b) any shares of Company Common Stock, Company Preferred Stock, or other voting capital stock of the Company and any Securities convertible into or exercisable or exchangeable for shares of Company Common Stock, Company Preferred Stock, or other voting capital stock of the Company, in each case that such Stockholder has Beneficial Ownership of on or after the date hereof; it being understood that if such Stockholder acquires Securities (or rights with respect thereto) described in clause (b) above (to the extent such Securities are not timely reported, or required to be reported, in a filing by such Stockholder with the SEC), such Stockholder shall promptly notify Parent in writing, indicating the number of such Securities so acquired.

1.1.3.       “Permitted Transfer” means a Transfer of Covered Company Securities by each Stockholder (a) in connection with the exercise, conversion, vesting or settlement of Company Equity Awards or Company Preferred Stock (including the net settlement of such equity or sale of underlying shares of Company Common Stock in order to pay any exercise price and any tax withholding obligations in connection therewith), or (b) to any Affiliate of such Stockholder; provided, however, that in the case of the foregoing clause (b), any such Transfer shall only be a Permitted Transfer if and to the extent that the transferee of such Covered Company Securities evidences in a writing in form and substance reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Stockholder, and upon such transfer to be deemed a Stockholder hereunder.

1.1.4.       “Transfer” means any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), or entry into any contract, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or other Securities or interest (including voting interest) in any capital stock or other Securities (including any Covered Company Securities) (it being understood that no Transfer shall be deemed to be made by Stockholder solely as a result of transfers of limited partnership (or similar) interests in such Stockholder or any Person owning such Stockholder).

2.            Voting Agreement.

2.1.         Agreement to Vote.

2.1.1.       Each Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company (the date of the taking of any such action being an applicable “Determination Date”), such Stockholder shall, in each case to the extent that the Covered Company Securities are entitled to vote thereon or consent thereto: (a) appear at each such meeting or otherwise cause all of such Stockholder’s Covered Company Securities to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Company Securities:

2.1.1.1.       in favor of the adoption of the Merger Agreement and approval of the Merger and the transactions contemplated thereby;

2.1.1.2.       in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption of the Merger, the Merger Agreement, and the transactions contemplated thereby;

2.1.1.3.       against any Company Acquisition Proposal; and

2.1.1.4.       against any other action, agreement or transaction that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof) or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement.

2.1.1.5.       Each Stockholder is entering into this Agreement solely in its capacity as the owner of such Stockholder’s shares of Company Common Stock. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a designee of a Stockholder who is a director of the Company from acting in such capacity or fulfilling the obligations of such office, including by acting or voting in his capacity as a director of the Company. For the avoidance of doubt, any such designee is a Non-Recourse Party.

2.1.2.       Any vote required to be cast or consent required to be executed pursuant to Section 2.1.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in this Agreement shall require a Stockholder (or shall entitle any proxy of a Stockholder) to convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying shares of Company Common Stock.

2.2.       No Inconsistent Agreements. Each Stockholder represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, nor shall it enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Securities, and (b) has not granted, nor shall it grant at any time while this Agreement remains in effect, a proxy (except in accordance with Section 2.1.1 hereof), consent or power of attorney with respect to any Covered Company Securities.

3.            Other Covenants.

3.1.         Restrictions on Transfers. Each Stockholder hereby agrees that, during the Voting Period, (a) such Stockholder shall not, directly or indirectly, Transfer or consent to a Transfer of any Covered Company Securities or any Beneficial Ownership interest or any other interest therein unless such Transfer is a Permitted Transfer and (b) any Transfer in violation of this provision shall be void.

3.2.         Waiver of Appraisal Rights; Litigation. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger that it may at any time have under applicable Law. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or Representatives (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement or (c) otherwise relating to the Merger Agreement, this Agreement or the Merger or other transactions contemplated by the Merger Agreement or this Agreement; provided, however, that the foregoing shall not restrict such Stockholder from enforcing any of his, her or its rights under the Merger Agreement or this Agreement.

3.3.         Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Securities” and “Covered Company Securities” shall be deemed to refer to and include all such stock dividends and distributions and any Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.             Representations and Warranties.

4.1.         Representations and Warranties of Each Stockholder. Each Stockholder hereby represents and warrants to Parent as follows:

4.1.1.       Organization. Such Stockholder is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable.

4.1.2.       Authority; Execution and Delivery; Enforceability. Such Stockholder has all necessary corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by such Stockholder of this Agreement and the compliance by such Stockholder with each of its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of such Stockholder. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent of this Agreement, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.

4.1.3.       Ownership of Shares. As of the date hereof, except as described in Schedule I hereto, such Stockholder is the sole Beneficial Owner of the Existing Securities set forth opposite such Stockholder’s name on Schedule I hereto, free and clear of any Liens and free of any limitation or restriction on the right to vote, sell, transfer, convert, exercise or otherwise dispose of such Existing Securities (other than (a) this Agreement, (b) any limitations or restrictions imposed under applicable Laws, or (c) pursuant to the terms of any Company Equity Awards or any employee benefit plan of the Company), and such Existing Securities constitute all of the shares of Company Common Stock or other Securities of the Company Beneficially Owned or owned of record by such Stockholder. Except as set forth on Schedule I hereto, such Stockholder has and will have at all times through the Voting Period (except to the extent such Existing Securities are transferred after the date hereof pursuant to a Permitted Transfer) sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 2.1 hereof, sole power to convert or exercise and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Securities.

4.1.4.       No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder nor compliance by such Stockholder with any of the terms or provisions hereof will (a) violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of such Stockholder, (b) in any material respect, conflict with or violate any Law applicable to such Stockholder or by which such Stockholder’s properties or assets are bound or affected, (c) violate, conflict with, result in any breach of any provision of, or result in the loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation under, or require the consent of, notice to, or filing with any third party pursuant to any terms or provisions of any material Contract to which such Stockholder is a party or by which any property or asset of such Stockholder is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of such Stockholder (including any Company Covered Securities), except, in the case of the foregoing clauses (b) and (c), for such violations as, individually or in the aggregate, would not reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement on a timely basis.

4.1.5.       Consents and Approvals. The execution, delivery and performance by such Stockholder of this Agreement does not and will not require any Consent of, or filing with, any Governmental Authority (excluding filings with the SEC under applicable securities Law and applicable Antitrust Law).

4.1.6.       Legal Proceedings. As of the date of this Agreement, there are no Proceedings pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s assets or properties that would reasonably be expected to impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement on a timely basis. No Stockholder nor any of such Stockholder’s properties or assets is or are subject to any Order that would reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement on a timely basis.

4.1.7.       No Other Representations. Such Stockholder acknowledges and agrees that other than the representations expressly set forth in this Agreement, Parent has not made and is not making any representations or warranties to such Stockholder, including with respect to Parent, the Merger Agreement or any other matter. Such Stockholder hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

4.2.         Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

4.2.1.       Organization. Parent is duly organized and validly existing under the Laws of the jurisdiction of its incorporation.

4.2.2.       Authority; Execution and Delivery; Enforceability. Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Parent of this Agreement and the compliance by Parent with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each Stockholder of this Agreement, this Agreement constitutes Parent’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.

4.2.3.       No Conflicts. Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (a) violate any provision of the organizational documents of Parent, (b) in any material respect, conflict with or violate any Law applicable to Parent or by which any of Parent’s properties or assets are bound or affected, (c) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation under, or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any material Contract to which Parent is a party or by which any property or asset of Parent is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Parent, except, in the case of the foregoing clauses (b) and (c), for such violations as, individually or in the aggregate, would not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement on a timely basis.

4.2.4.       No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, each Stockholder has not made and is not making any representations or warranties to Parent, including with respect to the Company, such Stockholder’s ownership of Company Common Stock, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

5.            Termination.

5.1.         Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of this Agreement by the mutual written consent of Parent and each Stockholder; (b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time; (c) the date on which the Company Board makes a Company Adverse Recommendation Change subject to the applicable terms and conditions of the Merger Agreement; (d) the Effective Time; (e) the Outside Date (as defined in the Merger Agreement in effect on the date hereof); and (f) any amendment, supplement, waiver or other modification, of any provision of the Merger Agreement without the prior written consent of each Stockholder that (i) decreases the amount or changes the form of the applicable Merger Consideration, (ii) imposes any additional restrictions on or additional conditions on the payment of the applicable Merger Consideration to stockholders of the Company, (iii) imposes any additional restrictions or obligations on the Stockholder, or (iv) otherwise adversely effects a Stockholder in any material respect.

5.2.         Effect of Termination. In the event of the termination of this Agreement in accordance with Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party hereto, other than this Section 5.2 and Article VI, which provisions shall survive such termination.

6.            Miscellaneous.

6.1.         No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Securities. All rights, ownership and economic benefits of and relating to the Covered Company Securities shall remain vested in and belong to each Stockholder, and Parent shall have no authority to direct such Stockholder in the voting or disposition of any of the Covered Company Securities, except as otherwise provided herein.

6.2.         Further Assurances. Each of the Parties agrees that, upon the reasonable request of the other Party, it shall use reasonable best efforts to take, or cause to be taken, such further actions as may be reasonably necessary, proper or advisable to comply with its obligations hereunder, including by executing and delivering additional documents.

6.3.         Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

6.4.         Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered or sent by confirmed telecopy (with hard copy to follow); (b) one (1) Business Day after being sent by reputable overnight express courier (charges prepaid); or (c) five (5) Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, such notices shall be sent to the addresses indicated below:

if to Parent, to:

Siemens Medical Solutions USA, Inc.

40 Liberty Blvd.

Malvern, PA 19355

Attention: General Counsel

Email: kevin.royer@siemens-healthineers.com

with a copy (which shall not constitute notice) to:

Blank Rome LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Gary Goldenberg; Alan Lieblich; Shaun Snitman

Email: goldenberg@blankrome.com; lieblich@blankrome.com; ssnitman@blankrome.com if to a Stockholder, to the address set forth under such Stockholder’s name on the signature page hereof.

6.5.         Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

6.6.         Entire Agreement; Third Party Beneficiaries. This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective permitted successors and assigns.

6.7.         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the intent of this Agreement and the transactions contemplated hereby be fulfilled as originally contemplated to the fullest extent possible.

6.8.         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

6.9.         Headings; Interpretation. In this Agreement, unless expressly stated otherwise, (a) the singular includes the plural and vice versa; (b) reference to any Person includes such Person’s legally permitted successors and assigns; (c) reference to any agreement, document or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with its terms; (d) reference to any Law means that Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment of such Law; (e) the terms “hereunder,” “hereof,” “hereto,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement; (f) the term “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (g) the term “or” is used in the inclusive sense of “and/or”; (h) the term “any” means “any and all”; (i) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (j) a reference to a document, instrument or agreement also refers to all addenda, exhibits or schedules thereto; (k) references in any Section to any clause are references to such clause of such Section; (l) references to “dollars” or “$” refers to United States dollars; and (m) references in this Agreement to any Article, Section or Schedule are references to such Article, Section or Schedule of this Agreement. This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party as having been drafted by it will not apply to any construction or interpretation of this Agreement. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.10.       Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent or each Stockholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

6.11.       Specific Performance. The Parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party hereto does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties hereto acknowledge and agree that, prior to any termination of this Agreement in accordance with Section 5, in the event of any breach or threatened breach by Parent, on the one hand, or any Stockholder, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Parent, on the one hand, and such Stockholder, on the other hand, shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

6.12.       Consent to Jurisdiction.

6.12.1.       Each of the Parties hereto, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (a) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (c) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts, and (d) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, Parent and each Stockholder agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

6.12.2.       Each Party hereto irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party hereto may be made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.4, and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.

6.13.       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY OF THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT THEREOF.

6.14.       Capacity as a Stockholder. Each Stockholder makes its agreements and understandings herein solely in its capacity as record holder and Beneficial Owner of the Covered Company Securities and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by such Stockholder or any Representative of such Stockholder solely in his or her capacity as a director or officer of the Company.

6.15.       Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or the transactions contemplated by the Merger Agreement are consummated.

6.16.       No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the Persons that are expressly identified as Parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any Party hereto or any former, current or future stockholder, controlling person director officer, employee, general or limited partner, member manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties hereto, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Notwithstanding the foregoing, this Section 6.16 shall in no way be deemed to limit (a) the liability or obligations of any Party to the extent that such Party is required to cause it Subsidiaries or controlled Affiliates, or to use reasonable best efforts to cause its Representatives, to take any action or refrain from taking any action pursuant to this Agreement or (b) any remedy or rights available to Parent under the Merger Agreement.

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IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

SIEMENS MEDICAL SOLUTIONS USA, INC.

By:	/s/ David Pacitti
	Name:	David Pacitti
	Title:	President

By:	/s/ Ann Custin
	Name:	Ann Custin
	Title:	Executive Vice President, Treasurer & CFO Americas

[Signature Page to Voting and Support Agreement]

HEALTHCOR MANAGEMENT, L.P.
By: HealthCor Associates, LLC, its general partner

By:	/s/ Annabelle Perez Gray
	Name:	Annabelle Perez Gray
	Title:	General Counsel

HEALTHCOR PARTNERS MANAGEMENT, L.P.
By: HealthCor Partners Management GP, LLC, its general partner

By:	/s/ Jeffrey C. Lightcap
	Name:	Jeffrey C. Lightcap
	Title:	Member

HEALTHCOR HYBRID OFFSHORE GP, LLC
for itself and as general partner on behalf of
HEALTHCOR HYBRID OFFSHORE MASTER FUND, L.P.
By: HealthCor Group, LLC, its general partner

By:	/s/ Annabelle Perez Gray
	Name:	Annabelle Perez Gray
	Title:	General Counsel

HEALTHCOR PARTNERS, L.P.
for itself and as general partner on behalf of
HEALTHCOR PARTNERS FUND, LP
By: HealthCor Partners GP, LLC, its general partner

By:	/s/ Jeffrey C. Lightcap
	Name:	Jeffrey C. Lightcap
	Title:	Member

HEALTHCOR PARTNERS II, L.P.
for itself and as general partner on behalf of
HEALTHCOR PARTNERS FUND II, LP
By: HealthCor Partners GP, LLC, its general partner

By:	/s/ Jeffrey C. Lightcap
	Name:	Jeffrey C. Lightcap
	Title:	Member

[Signature Page to Voting and Support Agreement]

HEALTHCOR ASSOCIATES, LLC

By:	/s/ Annabelle Perez Gray
	Name:	Annabelle Perez Gray
	Title:	General Counsel

HEALTHCOR GROUP, LLC

By:	/s/ Annabelle Perez Gray
	Name:	Annabelle Perez Gray
	Title:	General Counsel

HEALTHCOR PARTNERS MANAGEMENT GP, LLC

By:	/s/ Jeffrey C. Lightcap
	Name:	Jeffrey C. Lightcap
	Title:	Member

HEALTHCOR PARTNERS GP, LLC

By:	/s/ Jeffrey C. Lightcap
	Name:	Jeffrey C. Lightcap
	Title:	Member

The address of each of the following Stockholders is

1325 Avenue of the Americas, 28th Floor; New York, NY 10019:

HealthCor Partners Management LP / HealthCor Partners Management GP, LLC

HealthCor Partners, LP / HealthCor Partners Fund, LP

HealthCor Partners II, LP / HealthCor Partners Fund II, LP

HealthCor Partners GP, LLC

The address of each other Stockholder is:

55 Hudson Yards, 28th Floor
New York, New York10001

[Signature Page to Voting and Support Agreement]

FORM OF SCHEDULE I TO VOTING AND SUPPORT AGREEMENT

Stockholder	Shares of Company Common Stock Beneficially Owned
HealthCor Partners Fund, LP	17,090,941
HealthCor Partners Fund II, LP	15,409,537
HealthCor Hybrid Offshore Master Fund, LP	19,981,655

[Schedule I to Voting and Support Agreement]